NEWS BULLETIN	HEMAGEN® DIAGNOSTICS, INC. 9033 Red Branch Road, Columbia, MD 21045

AT THE COMPANY:
William P. Hales
President
Tel. (443) 367-5500
Fax (443) 367-5527

FOR IMMEDIATE RELEASE September 19, 2001	NASDAQ: HMGN HMGNW

HEMAGEN ELIMINATES FINANCIAL HURDLE, COMPANY RECEIVES REVISED FY 2000 INDEPENDENT ACCOUNTANTS REPORT

COLUMBIA, MD -- Hemagen Diagnostics, Inc. (NASDAQ: HMGN, HMGNW) a biotechnology company that develops, manufactures, and markets proprietary medical diagnostic test kits, today announced the results of the re-audit of its fiscal year ended September 30, 2000 financial statements.

The original independent auditors report on the September 30, 2000 financial statements contained a “going-concern” opinion. A “going-concern” opinion is an explanatory paragraph that states that the independent accountants have substantial doubts about the Company’s ability to continue to meet its obligations over the next twelve months. That opinion resulted from the operating losses and cash flow deficit, incurred in fiscal 2000. The revised independent auditors report resulted in the Company receiving an “unqualified” opinion for the year ended September 30, 2000. An unqualified opinion indicates that the financial statements present fairly in all material respects, the financial position, results of operations and cash flow, of the Company in accordance with generally accepted accounting principles, without qualification.

Hemagen initiated a re-audit of the September 30, 2000 financial statements for three principle reasons: first, to present a single accountants report in the September 30, 2001 annual report; second, to avoid incurring the additional costs of “consents” from its predecessor accountants for future filings which it believes would have been more costly than the re-audit; and third to remove any doubt as to the Company’s going concern status in order to instill confidence among shareholders, employees, customers, and suppliers, as to the Company’s ability to fund operations internally and thus continue to operate as a going concern.

Management's confidence in the positive outcome of this audit was attributable to the following reasons, as of 6/30/01:

  The Company generated cash flow from operations for the preceding nine months

  The Company had over $1 million of unrestricted cash on its balance sheet

  Since 9/30/99, the company’s working capital had increased from $872,000 to $4,460,000

  The Company’s current ratio had improved to 3.0 at 6/30/01 from 1.1 at 9/30/99, and

  The company’s operations continued to show improvement

As a result of Hemagen’s successful completion of its restructuring plan which included, among other things, the consolidation of its Waltham, Massachusetts facility to it’s new headquarters in Columbia, Maryland, the Company’s new independent accounting firm, Grant Thornton, LLP issued its independent accountants report deleting the explanatory paragraph, including any reference to the Company’s ability to continue as a going concern.

Jerry L. Ruyan, Chairman and CEO, stated, ” Receiving an unqualified opinion for fiscal year 2000 from our auditors, pushes aside one of the major roadblocks to our access to institutional investors, bank credit on acceptable terms, and more fairly represents the true state of the business.”

William P. Hales, President, commented, “We are pleased with the revised independent accountants report. The elimination of the going concern explanatory paragraph in the audit opinion should eliminate any doubt amongst the investment community as well as customers and vendors. It should also allow the Company better access to traditional financing. We would also hope that this event could alleviate any concerns of institutional investors.”

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures and, markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. Hemagen also manufactures and sells the Analyst® an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood. The Company sells the Analyst® both directly and through distributors servicing both physicians’ office laboratories and veterinarians’ offices. The company focuses on markets that offer significant growth opportunities. The Company was incorporated in the Commonwealth of Massachusetts in 1985 and reincorporated in the State of Delaware in 1992.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company’s Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, write-offs of goodwill, relocation expenses, expected financial performance, on-going business strategies and possible future action, which Hemagen intends to pursue to achieve strategic objectives, constitute forward-looking information. The sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements, include without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing product costs and difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate successfully product acquisitions.